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                                                                    Exhibit 23.3


                          CONSENT OF FINANCIAL ADVISOR

       We hereby consent to the inclusion of the Opinion of Trident Securities, a division of McDonald Investments, Inc. as Annex C to the Pre-Effective Amendment No. 1 to the Form S-4 Registration Statement of Independent Bank Corp. (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the proposed acquisition of Falmouth Bancorp, Inc. and to the references to the work completed by our firm as financial advisor to Falmouth Bancorp, Inc. in the text of the related proxy statement/prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities act of 1933 as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                                     /s/  Trident Securities, a division of
                                          McDonald Investments, Inc.
                                     -------------------------------------------
                                     Trident Securities, a division of
                                     McDonald Investments, Inc.


April 26, 2004